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EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-207067 and 333-189496 on Form S-4 and 333-212267, 333-207325, 333-170710, 333-157210, 333-146549, 333-146548, 333-143330, and 333-75526 on Form S-8 of our reports dated May 16, 2017, relating to the consolidated financial statements of Flex Ltd. and subsidiaries (the “Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2017.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 16, 2017

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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM